_______________________________________ CLEARWAY ENERGY, INC. ANNUAL INCENTIVE PLAN _______________________________________ ARTICLE I PURPOSE OF THE PLAN This Plan shall be known as the Clearway Energy, Inc. Annual Incentive Plan (the “Plan”). Clearway Energy, Inc. (the “Company”) originally adopted the Plan effective January 1, 2018. The Plan was amended and restated by the Company as of January 1, 2020 and January 1, 2022 and was most recently amended and restated effective as of January 1, 2024. The Plan will remain in effect until terminated by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Committee”). The Plan is designed to attract, motivate, and retain in its employ persons of high competence by providing certain employees of the Company, and any applicable Affiliates, an opportunity to earn an annual Award through the achievement of specific pre-established Company and, where applicable, individual performance goals. Capitalized terms and phrases not otherwise defined herein shall have the meanings ascribed thereto in ARTICLE II hereof. ARTICLE II DEFINITIONS For purposes of the Plan, the following terms shall have the meanings set forth below: Section 2.1 “Affiliate” means (a) any subsidiary corporation of the Company (or its successors), (b) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company (or its successors), or (c) any other entity (including its successors) which is designated as an Affiliate by the Board. Section 2.2 “Award” means an award provided for under the Plan entitling a Participant to receive an amount payable in cash for a particular performance period on such terms and conditions determined by the Committee in its sole discretion in accordance with the terms hereof and the terms of any such Award. Section 2.3 “Board” shall have the meaning set forth in ARTICLE I hereof. Section 2.4 “Cause” means, as to any Participant (a) “Cause”, as defined in any employment, consulting or similar agreement between the Participant and the Company or an Affiliate in effect at the time of the Participant’s separation, or (b) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Cause” contained therein), the occurrence of any of the following: (i) the Participant’s willful misconduct or gross negligence in the performance of the Participant’s duties to the Company or an Affiliate that has or could

2 reasonably be expected to have an adverse effect on the Company or an Affiliate; (ii) the Participant’s willful failure to perform the Participant’s duties to the Company or an Affiliate (other than as a result of death or a physical or mental incapacity); (iii) the Participant’s indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) the Participant’s performance of any material act of theft, fraud, malfeasance or dishonesty in connection with the performance of the Participant’s duties to the Company or an Affiliate; (v) the Participant’s breach of any written agreement between the Participant and the Company or an Affiliate, or the Participant’s violation of the Company’s code of conduct or other written policy; or (vi) the Participant’s engagement in a Detrimental Activity. For purposes of the Plan, no such termination for Cause may be made pursuant to subsections (i), (ii) and (v) above, until the Participant has been given written notice detailing the specific Cause event and a period of thirty (30) days following receipt of such notice to cure such event (if susceptible to cure); provided that, the Participant’s right to cure shall not apply if there are egregious, habitual or repeated breaches by the Participant. Section 2.5 “Code Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury regulations and other official guidance promulgated thereunder. Section 2.6 “Committee” shall have the meaning set forth in ARTICLE I hereof. Section 2.7 “Company” shall have the meaning set forth in ARTICLE I hereof. Section 2.8 “Confidential Information” means any confidential information or proprietary information, relating to the business of the Company or any of its affiliates. Section 2.9 “Detrimental Activity” means a Participant’s: (a) disclosure to anyone outside the Company or any of its Affiliates, or the use in any manner other than in the furtherance of the Company’s or any of its affiliates’ business, without written authorization from the Company, of any Confidential Information; (b) activity while employed or performing services that results, or if known could result, in the Participant’s termination of employment that is classified by the Company as a termination for Cause; (c) during the Restrictive Period, attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any employee of the Company or any of its affiliates to be employed by, or to perform services for, the Participant or any Person with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such Person) or any Person from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the

3 identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (d) during the Restrictive Period, attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company or any of its affiliates without, in all cases, written authorization from the Company; (e) making of negative comments regarding, or otherwise disparaging (or inducing others to do so), the Company, its subsidiaries or parents, or any of their respective officers, directors, employees, shareholders, members, agents or products; (f) during the Restrictive Period, without written authorization from the Company, rendering of services in the United States for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company or its affiliates, or rendering of services to such organization or business if such organization or business is otherwise prejudicial to or in conflict with the interests of the Company or any of its affiliates; provided, however, that competitive activities shall only be those competitive with any business unit or affiliate of the Company with regard to which the Participant performed services at any time within the two (2) years prior to the Participant’s termination of employment; or (g) material breach of any agreement between the Participant and the Company or any of its Affiliates (including, without limitation, any employment agreement or any noncompetition, nonsolicitation or other restrictive covenants agreement). Section 2.10 “Disability” means a disability that entitles the Participant to payment of monthly disability payments under any Company long-term disability plan. Section 2.11 “Participant” means any service provider of the Company or an Affiliate who is selected to participate in the Plan in accordance with ARTICLE IV hereof. Section 2.12 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof. Section 2.13 “Plan” shall have the meaning set forth in ARTICLE I hereof. Section 2.14 “Restrictive Period” means the Participant’s dates of employment with the Company or an Affiliate, and additionally for Participants who reside outside of California, the twelve (12) month period immediately following the termination of the Participant’s employment with the Company or an Affiliate. Section 2.15 “Qualified Retirement” means, unless otherwise determined by the Committee, (a) termination of service after at least ten (10) years of service by such employee and (b) attaining at least fifty-five (55) years of age. Section 2.16 “Severance Eligible Termination” means the involuntary termination of a Participant’s employment by the Company or an Affiliate in a manner that makes the Participant eligible to participate in a severance plan sponsored by the Company or an Affiliate. The Committee shall have the authority to determine which, if any, severance plans of the Company or its Affiliates apply toward the existence of a Severance Eligible Termination. ARTICLE III ADMINISTRATION

4 Section 3.1 General. Subject to the provisions of the Plan, the Committee shall be authorized to (a) select Participants, (b) determine the target payment amount of Awards granted to Participants under the Plan, (c) determine the conditions and restrictions, if any, subject to which the payment of Awards will be made, (d) certify that the conditions and restrictions applicable to the payment of any Award have been met, (e) construe and interpret the Plan or any Award, and (f) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding upon the Participants, the Company and all other parties. The validity, construction, and effect of the Plan and the rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws, rules and regulations promulgated pursuant thereto. Section 3.2 Plan Expenses. The expenses of the Plan shall be borne by the Company. Section 3.3 Unfunded Arrangement. Neither the Company nor its Affiliates shall be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan. The Plan shall be “unfunded” for all purposes and Awards hereunder shall be paid out of the general assets of the Company as and when the Awards are payable under the Plan. All Participants shall be solely unsecured general creditors of the Company. If the Company decides in its sole discretion to establish any advance accrued reserve on its books against the future expense of the Awards payable hereunder, or if the Company decides in its sole discretion to fund a trust from which benefits under the Plan may be paid from time to time, such reserve or trust shall not under any circumstance be deemed to be an asset of the Plan. Section 3.4 Accounts and Records. The Committee shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws. Section 3.5 Retention of Professional Assistance. The Committee may employ such legal counsel, accountants and other persons as may be required in carrying out its duties in connection with the Plan. ARTICLE IV PARTICIPATION; PAYMENT OF AWARDS Section 4.1 Participation. Participation in the Plan shall be as determined by the Committee and/or the President and Chief Executive Officer of the Company and set forth in an Award; provided that, in no event shall any such determination of the President and Chief Executive Officer relate to an individual who is an “executive officer” under the Securities Exchange Act of 1934, as amended. For the avoidance of doubt and notwithstanding an Award, no service provider of the Company who is not an employee of the Company or an Affiliate shall have any right to be selected as a Participant. Nothing in the Plan shall interfere with or limit in any way any right of the Company or any of its Affiliates to terminate any Participant’s employment or service relationship at any time and for any reason (or no reason), nor confer upon any Participant any right to continued service with the Company or any of its Affiliates for any period of time or to continue such Participant’s present (or any other) rate of compensation. No Participant who is provided the opportunity to receive an Award under the Plan shall have any

5 right to an opportunity to receive future Awards under the Plan. By accepting any payment under the Plan, each Participant and each Person claiming under or through such Participant shall be conclusively deemed to have indicated such Person’s acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee. Determinations made by the Committee or the Company under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. Section 4.2 Design of Awards. Awards provided under the Plan shall be denominated by reference to performance metrics of the Company, such as EBITDA, free cash flow, and any other factors, as determined by the Committee, and shall represent the right to receive a payment or payments on any terms and conditions as may be determined by the Committee in its sole discretion. Section 4.3 Vesting of Awards. The Committee may, in its sole discretion, impose such vesting or other restrictions on Awards provided under the Plan as it determines, and may impose vesting conditions on any Award or accelerate the vesting of any Award granted hereunder at any time. The requirements for vesting of an Award may be based on the continued service of the Participant with the Company or its Affiliates for a specified time period (or periods) and/or on the attainment of a specified performance goal (or goals) established by the Committee in its sole discretion. Section 4.4 Payment of Awards. (a) General. Awards under the Plan shall be paid in a single lump sum cash payment at such time or times as determined by the Committee in its sole discretion taking into account the requirements of Code Section 409A. (b) Release. Upon acceptance of payment of any amount pursuant to an Award hereunder, the Participant shall be deemed to have unconditionally released and discharged the Company and any and all of the Company’s parent companies, partners, Affiliates, successors and assigns and any and all of its and their past and/or present officers, directors, members, partners, agents, employees and representatives from any and all claims in connection with, or in any manner related to or arising under, the Plan with respect to such Award, including the determination of the amount payable under such Award and any other matter associated therewith. Section 4.5 No Entitlement to an Award Unless Employed on Date Payment is Made. Unless otherwise determined by the Committee in an Award, a Participant is not entitled to any payment pursuant to an Award unless the Participant is employed by the Company or any of its Affiliates on the date such Award is paid or otherwise settled. Section 4.6 Impact of Termination of Employment due to death, Disability, and Qualified Retirement. If a Participant’s employment terminates due to such Participant’s death or Disability, the Participant or his or her estate (in the case of death) may be paid, at the discretion of the Committee, a prorated portion of the target Award based upon the Participant’s period of service. Payments of such an Award to a Participant (or his or her estate) who terminates employment due to death or Disability shall be made during the next administratively feasible payroll period following termination of employment (but in no event longer than 2 ½ months after

6 the end of the calendar year in which the Participant’s termination of employment occurs). If a Participant’s employment terminates due to such Participant’s Qualified Retirement prior to the payment date for an Award, the Participant shall be paid a prorated portion of his or her outstanding Award based upon the Participant’s completed period of service during the period that relates to such Award and satisfaction of the underlying performance goals (if any). Payments of Awards to Participants who terminate as a result of Qualified Retirement shall be paid at the same time such Awards would have been paid in the absence of such termination and based upon satisfaction of the underlying performance goal (or goals) (but in no event longer than 2 ½ months after the end of the calendar year in which the Participant’s termination of employment occurs). Section 4.7 Impact of Termination of Employment due to Severance Eligible Termination. A Participant who has involuntarily terminated employment with the Company through a Severance Eligible Termination may be paid, at the discretion of the Committee, a prorated portion of the Award based upon the Participant’s period of service. No Participant (or his or her estate) may receive payment under the Plan under this Section 4.7 without first executing and delivering to the Company a complete general release of all claims, known or unknown, against the Company and its affiliates, including employment-related claims and all rights to payments under the Plan within the applicable consideration and/or revocation period provided by the Company (or as applicable, an affiliate). Payments of Awards to Participants under this Section 4.7 shall be made following the completion and irrevocability of the general release of claims referenced in this Section 4.7; provided that, in the event that the applicable period spans two (2) calendar years, payment shall be made in the second calendar year. Section 4.8 Detrimental Activity. Unless otherwise determined by the Company, (a) in the event that a Participant engages in a Detrimental Activity, all unpaid Awards (whether vested or unvested) that were previously provided to the Participant shall be immediately forfeited without any further action by the Company; and (b) as a condition to receiving any payment in respect of any Award hereunder, the Participant may be required to certify (or shall be deemed to have certified) at the time of payment in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity. Notwithstanding any other provision of the Plan, nothing in the Plan is intended to, or does, preclude the Participant from (i) disclosing Confidential Information as part of a government investigation; (ii) contacting, reporting to, responding to an inquiry from, filing a charge or complaint with, communicating with, or otherwise participating in an investigation conducted by, any federal, state, or local governmental agency, commission, or regulatory body; (iii) reporting possible violations of federal and/or state law or regulation to any federal, state, or local governmental agency or entity, including with respect to alleged criminal conduct or unlawful employment practices, or from making other disclosures that are protected under the whistleblower provisions of federal and/or state law or regulation; (iv) making truthful statements or disclosures regarding alleged unlawful employment practices; (v) giving truthful testimony or making statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (vi) otherwise making truthful statements as required by law or valid legal process; (vii) engaging in protected concerted activity under the National Labor Relations Act for the purpose of collective bargaining or other mutual aid or protection, including (A) making disclosures concerning the Plan in aid of such concerted activities; (B) filing unfair labor practice charges with the National Labor Relations Board; (C) assisting others who are filing such charges; or (D) cooperating with the investigative process of the National Labor Relations Board and other government agencies; or (viii) disclosing a trade

7 secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law. Accordingly, the Participant understands that he or she will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Participant likewise understands that, if he or she files a lawsuit for retaliation by the Company for reporting a suspected violation of law, he or she may disclose such company’s trade secret(s) to his or her attorney and use the trade secret information in the court proceeding, if he or she (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order. The Participant acknowledges that irreparable damage would occur to the Company and its Affiliates if he or she engages in any Detrimental Activity. The Participant agrees that the Company (and/or the applicable Affiliate), without prejudice to any rights or remedies otherwise available, shall be entitled to equitable relief, including, without limitation, specific performance and injunction, in the event the Participant engages in or threatens to engage in any Detrimental Activity without proof of actual damages. The Participant will not oppose the granting of such relief on the basis that the Company (and/or the applicable Affiliate) has an adequate remedy at law. The Participant also will not seek, and will waive any requirement for, the securing or posting of a bond in connection with the Company (and/or applicable Affiliate) seeking or obtaining such relief. Each Affiliate is an express third party beneficiary to the provisions of the Plan, including but not limited to Section 2.9 and this Section 4.8 regarding Detrimental Activity. Section 4.9 Changes in Capital Structure. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change in control or exchange of shares or other securities of the Company, or other corporate transaction or event affects an Award, the Committee may, in its sole discretion, take such action as it deems appropriate, including, but not limited to, (a) canceling any outstanding Award, or (b) replacing Awards with substitute awards on such terms and conditions as the Committee determines. Any actions or determinations of the Committee under this Section 4.9 need not be uniform as to all outstanding Awards, nor treat all Participants identically. ARTICLE V MISCELLANEOUS Section 5.1 Successors. For purposes of the Plan, the Company shall include any and all successors or assignees, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company and such successors and assignees shall perform the Company’s obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In the event that the surviving corporation in any transaction to which the Company is a party is a subsidiary of another corporation, the ultimate parent corporation of such surviving corporation shall cause the surviving corporation to perform the obligations of the Company under the Plan in the same manner and to the same extent that the Company would be required to perform such obligations if no such succession or assignment had taken place. In such

8 event, the term “Company,” as used in the Plan, shall mean the Company, as hereinbefore defined, and any successor or assignee (including the ultimate parent corporation) to the business or assets thereof which by reason hereof becomes bound by the terms and provisions of the Plan. No rights under the Plan shall be assignable by the Participant or subject to any pledge or encumbrance of any nature. Section 5.2 Nontransferability. No Award or right to receive payment under the Plan may be transferred other than by will or the laws of descent and distribution. Any transfer or attempted transfer of an Award or a right to receive payment under the Plan contrary to this Section 5.2 shall be void. In the event of an attempted transfer by a Participant of an Award or a right to receive payment pursuant to the Plan contrary to this Section 5.2 hereof, the Committee may in its sole discretion terminate such Award or right. Section 5.3 Withholding Taxes. The Company or any of its Affiliates shall be entitled, if necessary or desirable, to withhold from any amount due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable to such Participant under the Plan. Section 5.4 Amendment and Termination of the Plan. The Committee reserves the right to amend or terminate, in whole or in part, any or all of the provisions of the Plan, including any or all exhibits and annexes attached hereto, or any Award provided hereunder at any time, with or without notice. By receiving any Award pursuant to the Plan, a Participant acknowledges and agrees that certain determinations require certain “judgment calls” by the Committee or the Company and that such determination shall be made in the sole discretion of the Committee or the Company, as applicable. The Plan, together with all exhibits and annexes hereto and any Award made pursuant to the Plan, sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all prior agreements or understandings between a Participant and the Company with respect to the subject matter hereof. Section 5.5 Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan. Section 5.6 Titles and Headings. The headings and titles used in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Section 5.7 Governing Law. For Participants who do not reside in California, the Plan shall be construed in accordance with and governed by the laws of the state of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law. For Participants who reside in California, the Plan shall be construed in accordance with and governed by the laws of the state of California, except to the extent superseded by federal law. Section 5.8 Clawback. If the Company, or any of its Affiliates, is required to prepare an accounting restatement due to the noncompliance of the Company or Affiliate with any financial reporting requirement under the securities laws, then any Participant who has been paid

9 an Award under the Plan based upon or affected by the restated financial report shall be required, at the discretion of the Committee or pursuant to applicable policies of the Company or as required under applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, to reimburse the Company for all or any portion of such Award paid to such Participant. Section 5.9 Code Section 409A. Although the Company makes no guarantee with respect to the tax treatment of payments hereunder and shall not be responsible in any event with regard to non-compliance with Code Section 409A, the Plan is intended to either comply with, or be exempt from, the requirements of Code Section 409A. To the extent that the Plan is not exempt from the requirements of Code Section 409A, the Plan is intended to comply with the requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding any provision herein to the contrary, if at the time of the Participant’s separation from service within the meaning of Code Section 409A, the Participant is a “specified employee” within the meaning of Code Section 409A, any payment hereunder that constitutes a “deferral of compensation” under Code Section 409A and that would otherwise become due on account of such separation from service shall be delayed, and payment shall be made in full upon the earlier of (a) a date during the thirty (30)-day period commencing six (6) months and one (1) day following such separation from service and (b) the date of the Participant’s death. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Code Section 409A or for damages for failing to comply with Code Section 409A. Section 5.10 No Acquired Rights. All Awards are made under the Plan at the Company’s or Committee’s discretion. The Company assumes no obligation to a Participant under the Plan with respect to any doctrine or principle of acquired rights or similar concept. Section 5.11 Accounting Changes. The Plan shall not be construed to limit or prevent the Company from adopting or changing any accounting rules, standards, or procedures. Section 5.12 Beneficiaries. Unless otherwise determined by the Company or provided in an Award, if a Participant dies while any Award is outstanding, then any amounts paid pursuant to an Award (if any) shall be paid to the Participant’s estate.